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                                                                     EXHIBIT 3.4

                                     BYLAWS

                                       OF

                            COTT BEVERAGES USA, INC.


                                   ARTICLE I.
                                     OFFICES

         Section 1. Principal Office. The Principal Office for the transaction of the business of the corporation shall be located in Muscogee County, Georgia.

         Section 2. Other Offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business, whether within or without the State of Georgia.

                                   ARTICLE II.
                             SHAREHOLDERS' MEETINGS

         Section 1. Meetings, Where Held. Any meeting of the shareholders of the corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the corporation or at any place in the United States within or without the State of Georgia.

         Section 2 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the third Tuesday in May of each year; provided, that if said day shall fall upon a legal holiday, then such annual meeting shall be held on the next day thereafter ensuing which is not a legal holiday.

         Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, Vice-Chairman of the Board, or the President or by the Board of Directors; and shall be called by the President or Board of Directors whenever the calling of such special meeting is requested in writing by shareholders representing a majority of the common stock of the corporation.

         Section 4. Notice of Meetings. Unless waived, written notice of each annual meeting and of each special meeting of the shareholders shall be given to each shareholder of record entitled to vote, either personally or by first class mail (postage prepaid) addressed to such shareholder at his address as it appears on the Stock Register of the corporation, not less than 10 days nor more than 30 days prior to said meeting. Such written notice shall specify the place, day and hour of the meeting; and in the case of a special meeting, it shall specify also the purpose or purposes for which the meeting is called.
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         Section 5. Waiver of Notice. Notice of any annual or special meeting may be waived by any shareholder, either before or after the meeting; and the attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a shareholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of business at such meeting.

         Section 6. Quorum, Voting and Proxy. Shareholders representing a majority of the common stock issued and outstanding shall constitute a quorum at a shareholders' meeting. Each common shareholder shall be entitled to one vote for each share of common stock owned. Any shareholder may be represented and vote at any shareholders' meeting by written proxy filed with the Secretary of the corporation on or before the date of such meeting; provided, however, that no proxy shall be valid for more than 11 months after the date thereof unless otherwise specified in such proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Georgia Business Corporation Code. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the acts of the shareholders, unless the vote of a greater number of voting by classes or series is required by the Articles of Incorporation or by the Georgia Business Corporation Code. Each common shareholder shall be entitled to one vote for each share of common stock owned.

         Section 7. No Meeting Necessary, When. Any action required by law or permitted to be taken at any shareholders' meeting may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

         Section 1. Number. The Board of Directors of the corporation shall consist of not less than 3 nor more than 15 directors. The number may vary between said minimum and maximum, and within said limits, the shareholders from time to time by resolution may fix the number of directors to comprise said Board.

         Section 2. Election and Tenure. The shareholders at each annual meeting shall elect directors for the ensuing year, and each director shall hold office until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. At the first annual meeting of the shareholders and at each annual meeting thereafter, directors shall be elected, and each shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. In such elections, the person having a plurality of votes shall be elected.


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         Section 3. Powers. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges and franchises of the corporation as they may deem expedient for the interests of the corporation, subject to the terms of the Articles of Incorporation, bylaws, any valid Shareholders' agreement, and such policies and directions as may be prescribed from time to time by the shareholders.

         Section 4. Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders, on the same date and at the same place as said annual meeting of the shareholders. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board, the President, or by any two or more directors. The Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other; and participation in such a meeting pursuant to this Section 4 shall constitute presence in person at such meeting.

         Section 5. Notice and Waiver; Quorum. Notice of any special meeting of the Board of Directors shall be given to each director personally or by mail, telegram or cablegram addressed to him at his last known address, at least one day prior to the meeting. Such notice may be waived, either before or after the meeting; and the attendance of a director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors shall constitute a quorum at any directors' meeting.

         Section 6. No Meeting Necessary, When. Any action required by law or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the Minute Book of the corporation.

         Section 7. Removal. Any one or more directors of the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at any shareholders' meeting with respect to which notice of such purpose has been given.

         Section 8. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the sole remaining director, as the case may be, or by the shareholders if the vacancy is not so filled or if no director remains, and when so filled such appointee shall serve for the unexpired term of the director to whose place he succeeds.

                                   ARTICLE IV.
                                   COMMITTEES


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         Section 1. Executive Committee. The Board of Directors at each annual meeting shall elect or appoint, from its own members, an Executive Committee consisting of three or more directors, each to serve on said committee for the ensuing year and until his successor is selected and qualified, or until his earlier resignation, removal from office, or death. Subject to the limitations imposed by law and such limitations as the Board of Directors from time to time may impose, the Executive Committee shall have and may exercise all of the authority and powers of the Board of Directors, except those conferred upon said Board by this Article IV and by Article XI of these by-laws. The Board of Directors alone shall have the power to fill vacancies in, to change the membership or composition of, or to dissolve the Executive Committee. The Executive Committee shall act only with the concurrence of a majority of its members, may fix the time and place of its own meetings, and may act without a meeting if written consent setting forth the action so taken shall be signed by all of its members and filed with the minutes of its proceedings.

         Section 2. Other Committees. In the discretion of the Board of Directors, said Board from time to time may designate from among its members one or more other committees, each consisting of three or more directors, and each of which shall have and may exercise such authority and perform such functions as the Board by resolutions may prescribe without the limitations imposed by law.

                                   ARTICLE V.
                                    OFFICERS

         Section 1. Selection. The Board of Directors at each annual meeting shall elect or appoint a Chairman of the Board, Vice-Chairman of the Board, President (who shall be a director), Vice-President, a Secretary and a Treasurer, each to serve for the ensuing year and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may elect or appoint one or more Assistant Vice-Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. Any person may hold two or more offices except that the President shall not also serve as the Secretary.

         Section 2. Removal, Vacancies. Any officers of the Corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

         Section 3. Salaries, Bonds. The Board of Directors shall fix the compensation of all officers of the corporation. In its discretion, the Board may or may not require bonds from any or all of the officers and employees of the corporation for the faithful performance of their duties and good conduct while in office.

         Section 4. Chairman of the Board. The Chairman of the Board of Directors, and in his absence the Vice-Chairman of the Board, shall preside at all meetings of the Board of Directors and at all meetings of the shareholders and he may vote at any such meeting as any other shareholder or director. The Chairman of the Board of Directors shall have all the powers


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of the President in the event of his absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the corporation and shall have, in his discretion, power and authority to generally supervise all the affairs of the corporation and the acts and conduct of all the officers of the corporation, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

         Section 5. Vice-Chairman of the Board. The Vice-Chairman of the Board shall perform the duties of the chairman of the Board in the absence, disability or vacancy in office of the Chairman of the Board, and in such event shall be vested with all of the powers and authority of the chairman of the Board. He shall perform such other duties and have such other responsibilities as may be prescribed by the Board of Directors or the Chairman of the Board.

         Section 6. President. In the absence of the Chairman and Vice-Chairman of the Board, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The immediate supervision of the affairs of the corporation shall be vested in the President. It shall be his duty to attend constantly to the business of the corporation and maintain strict supervision over all of its affairs and interests. He shall keep the Board of Directors fully advised of the affairs and condition of the corporation, and shall manage and operate the business of the corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board, hire and fix the compensation of all employees and agents of the corporation other than officers, and any person thus hired shall be removable at his pleasure.

         Section 7. Vice-President. The Vice-President shall perform the duties of the President in the absence, disability or vacancy in office of the President, the Chairman of the Board and the Vice-Chairman of the Board, and in such event shall be vested with all of the powers and authority of the President; and the Vice-President, shall perform such other duties and have such other responsibilities as may be prescribed from time to time by the President, by the Chairman of the Board, by the Vice-Chairman of the Board or by the Board of Directors.

         Section 8. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and Board of Directors; to keep the stock records of the corporation; to notify the shareholders and directors of meetings as provided by these bylaws; and to perform such other duties as may be prescribed by the Chairman of the Board, Vice-Chairman of the Board, President or Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, Vice-Chairman of the Board, President, Secretary or Board of Directors.

         Section 9. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the corporation, and shall faithfully account for its funds. He shall make such reports as may be necessary to keep the Chairman of the Board, the Vice-Chairman of the Board, the President and Board of Directors fully informed at all times as to the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Chairman of the Board, President or Board of Directors. Any Assistant Treasurer, if elected, shall


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perform the duties of the Treasurer during the absence or disability of the
Treasurer, and shall perform such other duties as may be prescribed by the Chairman of the Board, Vice-Chairman of the Board, President, Treasurer or Board of Directors.

                                   ARTICLE VI.
                                 CONTRACTS, ETC.

         Section 1. Contracts, Deed and Loans. All contracts, deeds, mortgages, pledges, transfers and other written instruments binding upon the corporation shall be executed on behalf of the corporation by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Vice-President, or by such other officers or agents as the Board of Directors from time to time may designate; provided, however, that any instruments to be executed on behalf of the corporation which involves the conveyance or encumbering of any capital asset of the corporation shall, in the absence of express authority conveyed by the Board of Directors, be executed by any two of the following officers: the Chairman of the Board, Vice-Chairman of the Board, President and Vice-President. Any instrument required to be given under the seal of the corporation shall be attested by the Secretary or Assistant Secretary.

         Section 2. Proxies. The Chairman of the Board, the Vice-Chairman of the Board, or the President shall have full power and authority on behalf of the corporation, to attend and to act and to vote at any meetings of the shareholders, bond holders or other security holders of any corporation, trust or association in which this corporation may hold securities, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the corporation might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by him. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                  ARTICLE VII.
                                CHECKS AND DRAFTS

           Checks and drafts of the corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate. In its discretion the Board of Directors may authorize the use of facsimile signatures.

                                  ARTICLE VIII.
                                      STOCK

         Section 1.Certificates of Stock. The certificates for shares of capital stock of the corporation shall be in such form as shall be determined by the Board of Directors. They shall be numbered consecutively and entered into the stock book of the corporation as they are issued. Each certificate shall state on its face the fact that the corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the corporation will furnish to any shareholder upon


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request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued by the corporation.

         Section 2. Signature; Transfer Agent; Registrar. Share certificates shall be signed by the Chairman of the Board, Vice-Chairman of the Board, President or Vice-President and by the Secretary or any Assistant Secretary of the corporation, and shall bear the seal of the corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any officer of the corporation appearing thereon may be a facsimile signature. In case any officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such officer before such certificate is issued, it may nevertheless be issued with the same effect as if he continued to be such officer on the date of issue.

         Section 3. Stock Book. The Secretary of the corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the corporation, a book, to be known as the stock book of the corporation, containing in alphabetical order the name of each shareholder of record, together with his address, the number of shares of each kind, class or series of stock held by him and his social security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the corporation, shall be available for inspection and copying by any shareholder at any meeting of the shareholders upon request, or at other times upon the written request of any shareholder or holder of a voting trust certificate. The stock book may be inspected and copies made either by a shareholder or a holder of a voting trust certificate in person, or by their duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch card, magnetic tape, or any other approved information storage devices related to electronic data processing equipment, provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by shareholders or for any other proper corporate purpose.

         Section 4. Transfer of Stock; Registration of Transfer. The stock of the corporation shall be transferred only by surrender of the certificate and transfer upon the stock book of the corporation. Upon surrender to the corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfer and the collection of taxes, it shall be the duty of the corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate and record the transactions upon the stock book of the corporation.

         Section 5. Registered Shareholders. Except as otherwise required by law, the corporation shall be entitled to treat the person registered on its stock book as the owner of shares of capital stock of the corporation as the person exclusively entitled to receive notification,


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dividends or other distributions, to vote and to otherwise exercise all the rights and powers of ownership and shall not be bound to recognize an adverse claim.

         Section 6. Record Date. Shareholders entitled to receive dividends declared by the Board of Directors shall be those of record on the books of the corporation at the close of the 15th day prior to the date fixed for the payment of such dividend, unless the Board by resolution shall fix some other date for determining such eligibility. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than thirty (30) nor less than ten (10) days before the date of any such meeting nor more than thirty (30) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to otherwise be recognized as shareholders for any other related purpose, notwithstanding any registration of a transfer of shares on the stock book of the corporation after any such record date so fixed.

         Section 7. Lost Certificates. When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed or wrongfully taken, and if the corporation, transfer agent or registrar is not on notice that such certificate has been acquired by bona fide purchase, a new certificate may be issued upon such owner's compliance with all of the following conditions, to-wit: (a) He shall file with the Secretary of the corporation, and the transfer agent or the registrar, his request for the issuance of a new certificate, with an affidavit setting forth the time, place, and circumstances of the loss; (b) He shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the corporation and the transfer agent or the registrar from any and all damage, liability and expense of every nature whatsoever resulting from the corporation's or the transfer agent's or the registrar's issuing a new certificate in place of the one alleged to have been lost; and (c) He shall comply with such other reasonable requirements as the Board of Directors, the Chairman of the Board or the President of the Corporation and the transfer agent or the registrar shall deem appropriate under the circumstances.

         Section 8. Replacement of Mutilated Certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in Section 7 of this
Article VIII.

                                   ARTICLE IX.
                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS


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         Under the circumstances described in and to the extent permitted by the corporate laws of the State of Georgia as heretofore and hereafter amended, the corporation shall fully indemnify and otherwise protect its officers, directors, employees and agents.

                                   ARTICLE X.
                      REIMBURSEMENT BY CORPORATE EMPLOYEES

         Any payments made to an employee of the corporation in the form of a salary or bonus payment which shall be disallowed, in whole or in part, as a deductible expense to the corporation for Federal or State income tax purposes by the Internal Revenue Service, or by the State Revenue Department, shall be reimbursed by such employee to the corporation to the full extent of such disallowance within six (6) months after the date on which the corporation pays the deficiency with respect to such disallowance. It shall be the duty of the Board of Directors of the corporation to enforce payment to the corporation for the amount disallowed any such employee. The corporation shall not be required to legally defend any proposed disallowance by the Internal Revenue Service or by the State Revenue Department, and the amount required to be reimbursed by such employee shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. In lieu of payment to the corporation by any such employee, the Board of Directors may, in the discretion of the Board, withhold amounts from such employee's future compensation payments until the amount owed to the corporation has been fully recovered.

                                   ARTICLE XI.
                                    AMENDMENT

         The Board of Directors shall have the power to alter, amend or repeal the bylaws or adopt new bylaws unless such power is reserved exclusively to the shareholders by the Articles of Incorporation or in bylaws previously adopted by shareholders, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.


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